Exhibit 99.1

Analog Devices Reports First Quarter Fiscal 2019 Results with Revenue and EPS at the High-End of Guidance

  Revenue of $1.54 billion led by strong growth in the communications market
  Operating Cash Flow of $2.4 billion and Free Cash Flow of $2.1 billion on a trailing twelve months basis
  Returned over $400 million to shareholders in the first quarter through dividends and share repurchases
  Increased quarterly dividend by 12.5% and updated dividend growth target to 7% to 15% annually

NORWOOD, Mass.--(BUSINESS WIRE)--February 20, 2019--Analog Devices, Inc. (Nasdaq: ADI), a leading global high-performance analog technology company, today announced financial results for its first quarter of fiscal 2019, which ended February 2, 2019.

“In what is a challenging macroeconomic environment, the diversity and strong execution of our franchise continued to deliver outstanding financial results for the first quarter,” said Vincent Roche, President and CEO. “Revenue came in at the high-end of our guidance with continued strength in our communications market related to ongoing 4G upgrades and initial 5G deployments. Further, we returned more than $400 million of cash to our shareholders this quarter through share repurchases, which reduced our overall share count, and dividends.”

“In the near term, we continue to execute soundly despite the uncertain macroenvironment. That said, I have never been more confident or excited about the future of ADI’s franchise. Our ethos of innovation combined with deep customer engagements and our alignment with favorable macro trends positions us to continue to take share, expand our addressable market, and deliver strong returns for our shareholders.”

Performance for the First Quarter of Fiscal Year 2019

Results Summary
(In millions, except per share amounts and percentages)	Three months ended
	Feb. 2,	Feb. 3,
	2019	2018 (1), (2)	Change
Revenue	$1,541	$1,567	(2)%
Gross margin	$1,040	$1,072	(3)%
Gross margin percentage	67.5%	68.4%	(90) bps
Operating income	$456	$442	3%
Operating margin	29.6%	28.2%	140 bps
Diluted earnings per share	$0.95	$0.78	22%
Adjusted Results
Adjusted gross margin	$1,083	$1,115	(3)%
Adjusted gross margin percentage	70.3%	71.2%	(90) bps
Adjusted operating income	$635	$670	(5)%
Adjusted operating margin	41.2%	42.7%	(150) bps
Adjusted diluted earnings per share	$1.33	$1.49	(11)%

Cash Generation
(in millions, except percentages)	Three months ended	Trailing Twelve Months
	Feb. 2,	Feb. 2,
	2019	2019
Net cash provided by operating activities	$372	$2,425
% of revenue (1)	24%	39%
Capital expenditures	$(91)	$(283)
Free cash flow	$281	$2,143
% of revenue (1)	18%	35%

Cash Return
(in millions)	Three months ended	Trailing Twelve Months
	Feb. 2,	Feb. 2,
	2019	2019
Dividend paid	$178	$714
Stock repurchases	$227	$445
Total cash returned	$405	$1,159

(1) Prior year balances have been restated to reflect the adoption of the new revenue recognition standard in the first quarter of fiscal 2019.
(2) The first quarter of fiscal 2018 was a 14-week quarter.

Outlook for the Second Quarter of Fiscal Year 2019

For the second quarter of fiscal 2019, we are forecasting revenue of $1.50 billion, +/- $50 million. At the midpoint of this revenue outlook, we expect reported operating margins of approximately 30.8%, and adjusted operating margins of approximately 41.3%. We are planning for reported EPS to be $0.94, +/- $0.07, and adjusted EPS to be $1.30, +/- $0.07.

Our second quarter fiscal 2019 outlook is based on current expectations and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

The adjusted results and adjusted anticipated results above are financial measures presented on a non-GAAP basis. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this press release. See also “Non-GAAP Financial Information” section for additional information.

Dividend Payment

The ADI Board of Directors has declared a quarterly cash dividend of $0.54 per outstanding share of common stock. The dividend will be paid on March 12, 2019 to all shareholders of record at the close of business on March 1, 2019.

Conference Call Scheduled for Today, Wednesday, February 20, 2019 at 10:00 am ET

ADI will host a conference call to discuss first quarter fiscal 2019 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 706-634-7193 ten minutes before the call begins and provide the password "ADI").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 1974449, or by visiting investor.analog.com.

A supplemental schedule showing quarterly revenue for fiscal 2017 and fiscal 2018 restated to reflect the adoption of the new revenue recognition standard ASC 606 is available on our investor site at investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods. You are cautioned not to place undue reliance on these non-GAAP measures. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.

Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as the primary performance measurement when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that the non-GAAP liquidity measure free cash flow is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.

The non-GAAP financial measures referenced by ADI in this release include: adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted operating expenses percentage, adjusted operating income, adjusted operating margin, adjusted income before income taxes, adjusted provision for income taxes, adjusted tax rate, adjusted diluted earnings per share (EPS), and free cash flow.

Adjusted gross margin is defined as gross margin, determined in accordance with GAAP, excluding acquisition-related expenses1 which are described further below. Adjusted gross margin percentage represents adjusted gross margin divided by revenue.

Adjusted operating expenses is defined as operating expenses, determined in accordance with GAAP, excluding: acquisition-related expenses1; acquisition-related transaction costs2; and restructuring related expense3 which are described further below. Adjusted operating expenses percentage represents adjusted operating expenses divided by revenue.

Adjusted operating income is defined as operating income, determined in accordance with GAAP, excluding: acquisition-related expenses1; acquisition-related transaction costs2; and restructuring related expense3 which are described further below. Adjusted operating margin represents adjusted operating income divided by revenue.

Adjusted income before income taxes is defined as income before income taxes, determined in accordance with GAAP, excluding: acquisition-related expenses1; acquisition-related transaction costs2; and restructuring related expense3 which are described further below.

Adjusted provision for income taxes is defined as provision for income taxes, determined in accordance with GAAP, excluding tax related items4 described further below. Adjusted tax rate represents adjusted provision for income taxes divided by adjusted income before income taxes.

Adjusted diluted EPS is defined as EPS, determined in accordance with GAAP, excluding: acquisition-related expenses1; acquisition-related transaction costs2, restructuring related expense3 and tax related items4 which are described further below.

Free cash flow is defined as net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net.

1Acquisition-Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include severance payments, equity award accelerations and the fair value adjustment associated with the replacement of share-based awards related to the Linear Technology acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.

2Acquisition-Related Transaction Costs: Costs directly related to the Linear Technology acquisition, including legal, accounting and other professional fees, as well as integration-related costs. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

3Restructuring-Related Expense: Expenses incurred in connection with facility closures, consolidation of manufacturing facilities, severance, and other cost reduction efforts. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.

4Tax-Related Items: Tax adjustments associated with the non-GAAP items discussed above, discrete tax items including tax expense or benefit related to prior periods and tax expense or benefit related to the impact of the Tax Cuts and Jobs Act of 2017. We excluded these tax-related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

About Analog Devices

Analog Devices (Nasdaq: ADI) is a leading global high-performance analog technology company dedicated to solving the toughest engineering challenges. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure, power, connect and interpret. Visit http://www.analog.com.

Forward Looking Statements

This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding expected revenue, operating margin, earnings per share, and other financial results, expected market trends, market share gains, operating leverage, production and inventory levels, and expected customer demand and order rates for our products expected product offerings, product development and marketing position. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix; changes in our estimates of our expected tax rate based on current tax law; higher than expected or unexpected costs associated with or relating to the acquisition of Linear Technology and the integration of the businesses; the risk that expected benefits, synergies and growth prospects of the acquisition may not be fully achieved in a timely manner, or at all; the risk that Linear Technology’s business may not be successfully integrated with Analog Devices’; the risk that we will be unable to retain and hire key personnel; and the risk that disruption resulting from the acquisition may adversely affect our business and relationships with our customers, suppliers or employees. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

(ADI-WEB)

For more information, please contact: Mr. Michael Lucarelli, Director of Investor Relations, Analog Devices, Inc. 781-461-3282 (phone); investor.relations@analog.com (email).

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	February 2, 2019	February 3, 2018 (2)
Revenue	$1,541,101	$1,566,870
Cost of sales (1)	501,445	495,187
Gross margin	$1,039,656	$1,071,683
Operating expenses:
Research and development (1)	287,382	288,597
Selling, marketing, general and administrative (1)	167,342	176,908
Amortization of intangibles	107,324	107,019
Special charges	21,782	57,318
	583,830	629,842
Operating income	455,826	441,841
Nonoperating expense (income):
Interest expense	58,728	68,030
Interest income	(2,688)	(2,092)
Other, net	(160)	556
	55,880	66,494
Income before income taxes	399,946	375,347
Provision for income taxes	44,940	82,107
Net income	$355,006	$293,240
Shares used to compute earnings per share - basic	368,703	369,093
Shares used to compute earnings per share - diluted	372,506	374,189
Basic earnings per common share	$0.96	$0.79
Diluted earnings per common share	$0.95	$0.78
Dividends declared and paid per share	$0.48	$0.45
(1) Includes stock-based compensation expense as follows:
Cost of sales	$5,084	$4,221
Research and development	$18,925	$19,728
Selling, marketing, general and administrative	$12,384	$13,953

(2) Balances have been restated to reflect the full retrospective adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers.

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands except share and per share amounts)

	February 2, 2019	November 3, 2018 (1)
Cash and cash equivalents	$605,864	$816,591
Accounts receivable	713,730	639,717
Inventories (2)	593,211	586,760
Other current assets	72,375	69,058
Total current assets	1,985,180	2,112,126
Net property, plant and equipment	1,181,735	1,154,328
Investments	78,127	68,583
Goodwill	12,253,891	12,252,604
Intangible assets, net	4,631,697	4,778,192
Deferred tax assets (3)	1,634,719	1,725
Other	62,929	62,868
Total assets	$21,828,278	$20,430,426

Other current liabilities	849,955	984,748
Debt, current	-	67,000
Long-term debt	6,234,517	6,265,674
Deferred income taxes (3)	2,288,615	982,469
Other non-current liabilities	869,754	862,362
Shareholders' equity	11,585,437	11,268,173
Total liabilities and equity	$21,828,278	$20,430,426

(1) Balances have been restated to reflect the full retrospective adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers.
(2) Includes $6,694 and $7,128 related to stock-based compensation at February 2, 2019 and November 3, 2018, respectively.
(3) Includes $1,655,129 and $1,324,103 in deferred tax assets and deferred income taxes, respectively, at Feb. 2, 2019 related to the adoption of ASU 2016-16, Income Taxes, which requires recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs.

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended
	February 2, 2019	February 3, 2018 (1)
Cash flows from operating activities:
Net Income	$355,006	$293,240
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	58,293	56,415
Amortization of intangibles	142,292	142,050
Stock-based compensation expense	36,393	37,902
Non-cash portion of special charge	4,367	-
Deferred income taxes	15,652	(677,603)
Other non-cash activity	6,693	6,762
Changes in operating assets and liabilities	(246,929)	529,922
Total adjustments	16,761	95,448
Net cash provided by operating activities	371,767	388,688
Cash flows from investing activities:
Additions to property, plant and equipment	(90,993)	(63,222)
Change in other assets	(5,222)	(1,278)
Net cash used for investing activities	(96,215)	(64,500)
Cash flows from financing activities:
Proceeds from revolver	75,000	-
Payments on revolver	(75,000)	-
Debt repayments	(100,000)	(420,000)
Dividend payments to shareholders	(177,716)	(166,719)
Repurchase of common stock	(227,093)	(7,930)
Proceeds from employee stock plans	19,229	37,812
Changes in other financing activities	(569)	8,811
Net cash used for financing activities	(486,149)	(548,026)
Effect of exchange rate changes on cash	(130)	3,550
Net decrease in cash and cash equivalents	(210,727)	(220,288)
Cash and cash equivalents at beginning of period	816,591	1,047,838
Cash and cash equivalents at end of period	$605,864	$827,550

(1) Balances have been restated to reflect the full retrospective adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers.

ANALOG DEVICES, INC.
REVENUE TRENDS BY END MARKET
(Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data evolve and improve, the categorization of products by end market can vary over time. When this occurs we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	February 2, 2019			February 3, 2018 (1)
	Revenue	% of revenue	Y/Y %	Revenue	% of revenue
Industrial	$728,122	47%	(7)%	$781,317	50%
Automotive	259,484	17%	(2)%	263,575	17%
Consumer	208,334	14%	(21)%	264,510	17%
Communications	345,161	22%	34%	257,468	16%
Total revenue	$1,541,101	100%	(2)%	$1,566,870	100%

(1) Balances have been restated to reflect the full retrospective adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers.

ANALOG DEVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	Feb. 2, 2019	Feb. 3, 2018 (1)
Gross margin	$1,039,656	$1,071,683
Gross margin percentage	67.5%	68.4%
Acquisition related expenses	43,495	43,776
Adjusted gross margin	$1,083,151	$1,115,459
Adjusted gross margin percentage	70.3%	71.2%

Operating expenses	$583,830	$629,842
Percent of revenue	37.9%	40.2%
Acquisition related expenses	(113,832)	(117,978)
Acquisition related transaction costs	-	(8,736)
Restructuring related expense	(21,782)	(57,318)
Adjusted operating expenses	$448,216	$445,810
Adjusted operating expenses percentage	29.1%	28.5%

Operating income	$455,826	$441,841
Operating margin	29.6%	28.2%
Acquisition related expenses	157,327	161,754
Acquisition related transaction costs	-	8,736
Restructuring related expense	21,782	57,318
Adjusted operating income	$634,935	$669,649
Adjusted operating margin	41.2%	42.7%

Provision for income taxes	$44,940	$82,107
Income tax on non discrete tax items above	24,900	11,981
Income tax one time transitional tax	7,500	(687,061)
Income tax on deferred tax recalibration	5,060	639,698
Adjusted provision for income taxes	$82,400	$46,725

Income before income taxes	$399,946	$375,347
Effective tax rate	11.2%	21.9%
Acquisition related expenses	157,327	161,754
Acquisition related transaction costs	-	8,736
Restructuring related expense	21,782	57,318
Adjusted income before income taxes	$579,055	$603,155
Adjusted tax rate	14.2%	7.7%

Diluted EPS	$0.95	$0.78
Acquisition related expenses	0.42	0.43
Acquisition related transaction costs	-	0.02
Restructuring related expense	0.06	0.15
Income tax on non discrete tax items above	(0.07)	(0.03)
Income tax one time transitional tax	(0.02)	1.84
Income tax on deferred tax recalibration	(0.01)	(1.71)
Adjusted diluted EPS (2)	$1.33	$1.49

(1) Balances have been restated to reflect the full retrospective adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers.
(2) The sum of the individual per share amounts may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
(In thousands)

	Trailing Twelve Months	Three Months Ended
	Feb. 2,	Feb. 2,	Nov. 3,	Aug. 4,	May 5,
	2019	2019	2018	2018	2018
Revenue (1)	$6,198,920	$1,541,101	$1,536,128	$1,558,189	$1,563,502
Net cash provided by operating activities	$2,425,440	$371,767	$714,441	$620,738	$718,494
% of revenue	39%	24%	47%	40%	46%
Capital expenditures	$(282,647)	$(90,993)	$(86,004)	$(51,750)	$(53,900)
Free cash flow	$2,142,793	$280,774	$628,437	$568,988	$664,594
% of revenue	35%	18%	41%	37%	43%

(1) Balances have been restated to reflect the full retrospective adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers.

ANALOG DEVICES, INC.
RECONCILIATION OF PROJECTED GAAP TO NON-GAAP ADJUSTED RESULTS
(Unaudited)

Three months ending May 4, 2019
	Reported	Adjusted
Revenue	$1.5 billion (+/- $50 million)	$1.5 billion (+/- $50 million)
Operating Margin	30.8% (+/- 100 bps)	41.3% (1) (+/- 70 bps)
Tax rate	14% to 16%	14% to 16% (2)
Earnings per share	$ 0.94 (+/- $0.07)	$ 1.30 (3) (+/- $0.07)

(1) Includes $157 million of adjustments related to acquisition related expenses as previously defined in the Non-GAAP Financial Information section of this press release.
(2) Includes $23 million of tax effects associated with the adjustment for acquisition related expenses above.
(3) Includes $0.36 of adjustments related to the net impact of $0.42 of acquisition related expenses and ($0.06) of tax effects on those acquisition related expenses.

CONTACT:
Analog Devices, Inc.
Mr. Michael Lucarelli, 781-461-3282
Director of Investor Relations
investor.relations@analog.com